Exhibit 10.1

Execution Version

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (this “Agreement”) is made and entered into as of April 23, 2018, by and among Notes, Inc., a Nevada corporation (the “Company”), H. Charles Tapalian, an individual (the “Purchaser”) and each seller of shares of Common Stock (defined below) signatory hereto and listed on Exhibit A attached hereto (each a “Seller”, and collectively, the “Sellers”). The Company, the Purchaser and the Sellers are sometimes referred to herein collectively, as the “Parties” and each individually, as a “Party”.

RECITALS:

WHEREAS, the Sellers are the owners of an aggregate of 3,490,000 shares (the “Shares”) of the currently issued common stock, par value $0.001, of the Company (the “Common Stock”), which represents 99.7% of the issued and outstanding shares of Common Stock of the Company;

WHEREAS, the Sellers desire to sell to the Purchaser, and the Purchaser desires to acquire from the Sellers, the Shares on the terms and conditions hereinafter set forth; and

WHEREAS, upon execution of, and pursuant to the terms of, that certain Term Sheet, dated March 28, 2018, by and between the Company and the Purchaser (the “Term Sheet”), with respect to the sale of the Shares, the Purchaser deposited (the “Deposit”) Thirty Two Thousand Five Hundred Dollars ($32,500.00) with Ellenoff Grossman & Schole, LLP (“EGS”).

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

Article I
Sale and PurchAse

1.1 Sale and Transfer of the Shares. Subject to the terms and conditions of this Agreement, simultaneous with the execution and delivery of this Agreement, the Sellers shall sell, assign, transfer, convey and deliver to the Purchaser, free and clear of all liens, pledges, claims, and encumbrances of every kind, and the Purchaser shall purchase and accept from the Sellers, the Shares for an aggregate purchase price in cash equal to Three Hundred Twenty Five Thousand Dollars ($325,000) (the “Purchase Price”). Each Seller shall sell to the Purchaser, and the Purchaser shall acquire from such Seller, the number of shares of Common Stock set forth opposite such Seller’s name on Exhibit A attached hereto.

Article II
CLOSING

2.1 Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of EGS, 1345 Avenue of the Americas, New York, NY 10105, at 10:00 a.m. local time, on the date hereof (the “Closing Date”). The parties need not be physically present at the Closing and may participate telephonically.

2.2 Closing Deliveries.

(a) At the Closing, the Sellers shall deliver, or cause to be delivered to the Purchaser:

(i) Stock certificates evidencing the Shares, duly endorsed in blank or accompanied by stock powers duly executed in blank (with medallion signature guarantees, notarizations and/or other similar certifications), or other instruments of transfer in form and substance reasonably satisfactory to the transfer agent of the Company.

(ii) Any documentary evidence of the due recordation in the Company’s stock register of Purchaser’s full and unrestricted title to the Shares.

(iii) A duly executed resignation letter of Inderjit Aujala (A) as the President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company and any other offices he may hold with the Company, effective upon the Closing and (B) as a director of the Company to be effective 10 days after the Company’s mailing of an information statement under Section 14f of the Exchange Act and Rule 14f-1 to its stockholders.

(iv) The resolutions of the Company’s board of directors appointing a designee of the Purchaser as a director of the Company.

(v) The resolutions of the Company’s board of directors authorizing the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby.

(vi) The books and records of the Company;

(vii) The Company’s CCC and CIK Codes for the filing of submissions with the SEC on the Electronic Data Gathering, Analysis, and Retrieval System.

(viii) Payoff letters or other evidence reasonably acceptable to the Purchaser that all outstanding Indebtedness or Liabilities of the Company, including any accrued compensation due to the officers, has been repaid, waived or otherwise extinguished.

(ix) Evidence reasonably acceptable to the Purchaser that the Company’s securities, as of the date hereof are eligible to be deposited through Depository Trust Company.

(x) A good standing certificate for the Company certified as of a date no later than twenty (20) days prior to the Closing Date from the Secretary of State of the State of Nevada.

(b) At the Closing, the Purchaser shall deliver or cause to be delivered to the Sellers:

(i) An aggregate amount equal to the Purchase Price less the Deposit, by wire transfer of immediately available funds to such bank account(s) of the Sellers (or bank accounts of such third parties) as the Sellers shall designate in writing prior to the Closing.

(ii) The Deposit, by wire transfer of immediately available funds to such bank account of the Sellers (or bank accounts of such third parties) as the Sellers shall designate in writing prior to the Closing.

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Article III
REPRESENTATIONS AND WARRANTIES OF The Sellers

Each Seller, severally but not jointly, hereby represents and warrants to the Purchaser, as follows:

3.1 Authority; Binding Agreement. Such Seller has full legal capacity, right and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to transfer the portion of the Shares set forth opposite such Seller’s name on Exhibit A hereto and to perform the Seller’s other obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by such Seller and constitutes a valid and binding obligation of such Seller enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by such Seller does not and will not (i) require the consent, approval, authorization, registration or qualification of or with any Governmental Authority, except such as have been obtained, or (ii) violate any provision of any Law, regulation or Order, or conflict with or result in the breach of, or constitute a default under, any material agreement or instrument to which the Seller is a party or by which the Seller may be bound or affected.

3.2 Title. Such Seller is the sole record and beneficial owner of, and has good and marketable title to, the portion of the Shares set forth opposite such Seller’s name on Exhibit A, free and clear of all Liens, and upon delivery to the Purchaser of the certificates representing the Shares at the Closing as contemplated hereby, the Purchaser will acquire good and marketable title to the Shares free and clear of all Liens, claims, security interests, restrictions and encumbrances.

3.3 Litigation. There is no litigation now pending or threatened against such Seller or such Seller’s portion of the Shares, and further, to such Seller’s knowledge and according to all information reasonably available to the Seller, there is no cause, grounds, or basis for any such Action against such Seller or such Seller’s Shares.

3.4 No reliance. Other than the representations and warranties included in this Agreement, such Seller has not executed this Agreement in reliance upon any representations, warranties, affirmations, promises, or statements made by Purchaser, or by Purchaser’s Representatives.

3.5 Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finders’ or other fee or commission from such Seller, in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Seller.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE Company

Except as set forth in the disclosure schedules delivered by the Company to the Purchaser on the date hereof (the “Company Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, the Company represents and warrants to the Purchaser as follows:

4.1 Organization and Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Nevada. The Company has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. The Company has heretofore made available to the Company accurate and complete copies of the Organizational Documents of the Company, as currently in effect. The Company is not in violation of any provision of its Organizational Documents.

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4.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform the Company’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of the Company, and (b) no other corporate proceedings, other than as set forth elsewhere in the Agreement, on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Company is a party shall be when delivered, duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium Laws and other Laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”).

4.3 Governmental Approvals. No Consent of or with any Governmental Authority, on the part of the Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement and each Ancillary Document to which it is a party or the consummation by the Company of the transactions contemplated hereby and thereby, other than (a) such filings as contemplated by this Agreement, (b) any filings required with FINRA or the SEC with respect to the transactions contemplated by this Agreement, (c) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (d) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on the Company.

4.4 Non-Contravention. Except as set forth on Schedule 4.4, the execution and delivery by the Company of this Agreement and each Ancillary Document to which it is a party, the consummation by the Company of the transactions contemplated hereby and thereby, and compliance by the Company with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of the Company’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.3 hereof, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to the Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of the Company under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Company Material Contract, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on the Company.

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4.5 Capitalization

(a) The Company is authorized to issue 75,000,000 shares of Common Stock of which 3,500,000 shares of Common Stock are issued and outstanding as of the date of this Agreement. All outstanding shares of Common Stock, including the Shares, are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision under Chapter 78 of the Nevada Revised Statutes, as then applicable, the Company’s Organizational Documents or any Contract to which the Company is a party. None of the outstanding shares of Common Stock has been issued in violation of any applicable securities Laws.

(b) There are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued shares of Common Stock or (B) obligating the Company to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares of Common Stock, or (C) obligating the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such shares of Common Stock. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of Common Stock or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party with respect to the voting of any shares of the Company.

4.6 SEC Filings and Company Financials

(a) The Company, has filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Company with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement (the “SEC Reports”). The SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b) The financial statements and notes contained or incorporated by reference in the SEC Reports (the “Company Financials”), fairly present in all material respects the financial position and the results of operations, changes in stockholders’ equity, and cash flows of the Company at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

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(c) Except as and to the extent reflected or reserved against in the Company Financials, the Company has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that is not adequately reflected or reserved on or provided for in the Company Financials, other than immaterial Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since December 31, 2017, in the ordinary course of business.

4.7 Indebtedness. Immediately prior to the Closing, the Company does not have any Indebtedness.

4.8 Absence of Changes. Since March 31, 2017, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to the Company, any:

(a) event, occurrence or development that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(b) amendment of the articles of incorporation, by-laws or other Organizational Documents of the Company;

(c) split, combination or reclassification of any shares of its capital stock;

(d) issuance, sale or other disposition of any of its capital stock, or grant of any options, warrants or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

(e) declaration or payment of any dividends or distributions on or in respect of any of its capital stock or redemption, purchase or acquisition of its capital stock;

(f) material change in any method of accounting or accounting practice of the Company, except as required by GAAP or as disclosed in the notes to the financial statements of the Company;

(g) entry into any Contract that would constitute a Material Contract;

(h) incurrence, assumption or guarantee of any Indebtedness for borrowed money except unsecured current obligations and liabilities incurred in the ordinary course of business consistent with past practice;

(i) transfer, assignment, sale or other disposition of any of the assets shown or reflected in the Company Financials or cancellation of any debts or entitlements;

(j) material damage, destruction or loss (whether or not covered by insurance) to its property;

(k) any capital investment in, or any loan to, any other Person;

(l) acceleration, termination, material modification to or cancellation of any material Contract (including, but not limited to, any Material Contract) to which the Company is a party or by which it is bound;

(m) any material capital expenditures;

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(n) imposition of any encumbrance upon any of the Company’s properties, capital stock or assets, tangible or intangible;

(o) any loan to (or forgiveness of any loan to), or entry into any other transaction with, any of its stockholders or current or former directors, officers and employees;

(p) adoption of any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of federal or state bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(q) purchase, lease or other acquisition of the right to own, use or lease any property or assets for an amount in excess of $1,000, individually (in the case of a lease, per annum) or $5,000 in the aggregate (in the case of a lease, for the entire term of the lease, not including any option term), except for purchases of inventory or supplies in the ordinary course of business consistent with past practice;

(r) acquisition by merger or consolidation with, or by purchase of a substantial portion of the assets or stock of, or by any other manner, any business or any Person or any division thereof;

(s) action by the Company to make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of the Company in respect of any post-Closing Tax period; or

(t) any Contract to do any of the foregoing, or any action or omission that would result in any of the foregoing.

4.9 Shell Company. The Company is a shell company and except as otherwise shown on the Company’s unaudited condensed balance sheet, as of the quarter-ended December 31, 2017, has (a) no assets or liabilities as of the date hereof, (b) since its formation, conducted no business other than its formation, the public offering of its securities (and the related private offerings), public reporting and related activities.

4.10 Compliance with Laws. The Company is in compliance with all Laws applicable to it and the conduct of its business except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect on the Company, and the Company has not received written notice alleging any violation of applicable Law in any material respect by the Company.

4.11 Actions; Orders; Permits. There is no pending or, to the Knowledge of the Company, threatened material Action to which the Company is subject which would reasonably be expected to have a Material Adverse Effect on the Company. There is no material Action that the Company has pending against any other Person. The Company is not subject to any material Orders of any Governmental Authority, nor are any such Orders pending. The Company holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such Consent or for such Consent to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on the Company.

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4.12 Taxes and Returns. The Company has or will have timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it, which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financials have been established in accordance with GAAP. There are no audits, examinations, investigations or other proceedings pending against the Company in respect of any Tax, and the Company has not been notified in writing of any proposed Tax claims or assessments against the Company (other than, in each case, claims or assessments for which adequate reserves in the Company Financials have been established in accordance with GAAP or are immaterial in amount). There are no Liens with respect to any Taxes upon any of the Company’s assets, other than Permitted Liens. The Company has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by the Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

4.13 Employees and Employee Benefit Plans. Other than Inderjit Aujala, the Company's sole officer, the Company does not have any paid employees and the Company does not maintain, sponsor, contribute to or otherwise have any Liability under, any Benefit Plans.

4.14 Properties. The Company does not own, license or otherwise have any right, title or interest in any material Intellectual Property. The Company does not own or lease any material real property or Personal Property.

4.15 Material Contracts. Except as set forth on Schedule 4.15, other than this Agreement and the Ancillary Documents, there are no Contracts to which the Company is a party or by which any of its properties or assets may be bound, subject or affected, which (i) create or impose a Liability greater than $1,000, (ii) may not be cancelled by the Purchaser on less than sixty (60) days’ prior notice without payment of a material penalty or termination fee or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of the Company as its business is currently conducted, any acquisition of material property by the Company, or restricts in any material respect the ability of the Company from engaging in business as currently conducted by it or from competing with any other Person (each, a “Material Contract”). All Material Contracts have been filed as exhibits to the SEC Reports.

4.16 Transactions with Affiliates. Except as set forth on Schedule 4.16, there are no Contracts or arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between the Company and any (a) present or former director, officer or employee or Affiliate of the Company, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of the Company’s outstanding capital stock as of the date hereof.

4.17 Finders and Brokers. Except as set forth on Schedule 4.17, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of the Company.

Article V
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Sellers and the Company as follows:

5.1 Authority Binding Agreement. The Purchaser is a natural person and has full legal capacity, right and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform the Purchaser’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Purchaser is a party shall be when delivered, duly and validly executed and delivered by the Purchaser and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, the valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by the Enforceability Exceptions.

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5.2 Non-Contravention. The execution and delivery by the Purchaser of this Agreement and each Ancillary Document to which it is a party, the consummation by the Purchaser of the transactions contemplated hereby and thereby, and compliance by the Purchaser with any of the provisions hereof and thereof, will not (a) conflict with or violate any Law, Order or Consent applicable to the Purchaser or any of his properties or assets, or (b) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Purchaser under, or (v) result in a right of termination or acceleration under, any of the terms, conditions or provisions of, any material Contract of the Purchaser, except for any deviations from any of the foregoing clauses (a) or (b) that would not reasonably be expected to have a Material Adverse Effect on the Company.

5.3 Investment Representations. Purchaser is acquiring the Shares solely for his own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. The Purchaser understands that the 2,500,000 shares of Common Stock acquired from Inderjit Aujala, The Company’s founder and its sole officer and director (the “Founder Shares”), have not been registered under the Securities Act, or under the securities Laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under applicable securities Laws of certain states or unless an exemption from such registration is available. The Purchaser understands that the Shares are “restricted securities” under applicable U.S. federal and state securities Laws and that, pursuant to these Laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser understands that the Seller of the Founder Shares has no obligation to register or qualify the Founder Shares for resale. The Purchaser further acknowledges that (a) there is no assurance that any exemption from registration or qualification will be available, and (b) if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Seller which are outside of the Purchaser’s control (including without limitation any current public information requirements of Rule 144 promulgated under the Securities Act or any similar or successor rule or regulation), and which the Seller is under no obligation and may not be able to satisfy, and therefore that there is no assurance that any such exemption will allow the Purchaser to dispose of, or otherwise transfer, all or any portion of the Shares.

5.4 Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may bear the following legend:

(a) “THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SALE, TRANSFER, ASSIGNMENT, PLEDGE OR HYPOTHOCATION OF SUCH SECURITIES MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, PLEDGE OR HYPOTHOCATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

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(b) Any legend required by the securities Laws of any state to the extent such Laws are applicable to the Securities represented by the certificate so legended.

5.5 Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

Article VI
COVENANTS

6.1 Further Assurances. The Parties hereto shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

6.2 Confidential Information. Each Seller hereby agrees that such Seller shall, and shall cause his/her or its Representatives to: (i) treat and hold in strict confidence any Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing his obligations hereunder or thereunder, enforcing his rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Confidential Information without the Purchaser’s prior written consent; and (ii) in the event that the Sellers or its Affiliates or Representatives becomes legally compelled to disclose any Confidential Information, (A) provide Purchaser with prompt written notice of such requirement so that the Purchaser or an Affiliate thereof may seek a protective Order or other remedy or waive compliance with this Section 6.2, and (B) in the event that such protective Order or other remedy is not obtained, or the Purchaser waives compliance with this Section 6.2, furnish only that portion of such Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Confidential Information. If requested by Purchaser in writing Seller shall, and shall cause their Affiliates and Representatives to, promptly deliver to Purchaser any and all copies (in whatever form or medium) of Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon.

Article VII
SURVIVAL AND INDEMNIFICATION

7.1 Survival.

(a) All representations and warranties of the Company and the Sellers contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement) shall survive the Closing through and until the second anniversary of the Closing Date; provided that (i) the representations and warranties contained in Section 4.12 (Taxes and Returns) shall survive until sixty (60) days after the expiration of the applicable statute of limitations, and (ii) the representations and warranties contained in Sections 3.1 (Authority), 3.2 (Title), 4.1 (Organization and Standing), 4.2 (Authorization; Binding Agreement), 4.5 (Capitalization), 4.17 (Finders and Brokers), will survive indefinitely. All covenants, obligations and agreements of the Sellers and the Company contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished by the Company and the Sellers pursuant to this Agreement), including any indemnification obligations, shall survive the Closing and continue until fully performed in accordance with their terms. For the avoidance of doubt, a claim for indemnification under any subsection of Section 7.2 other than clauses (a) or (b) thereof may be made at any time.

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7.2 Seller Indemnification. Subject to the terms and conditions of this Article VII the Sellers shall, jointly and severally (with respect to any claim made pursuant to this Agreement, a “Indemnifying Party”) indemnify, defend and hold harmless the Purchaser, its Representatives and any assignee or successor thereof (the “Indemnified Party”) from and against any and all losses, Actions, Orders, Liabilities, damages (including consequential damages), diminution in value, Taxes, interest, penalties, Liens, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses), (any of the foregoing, a “Loss”) paid, suffered or incurred by, or imposed upon, any Indemnified Party to the extent arising in whole or in part out of or resulting directly or indirectly from (whether or not involving a Third Party Claim): (a) the breach of any representation or warranty made by the Sellers or the Company set forth in this Agreement; (b) the breach of any covenant or agreement on the part of the Sellers or the Company set forth in this Agreement; (c) any Action by Person(s) who were holders of equity securities of the Company, including options, warrants, convertible debt or other convertible securities or other rights to acquire equity securities of the Company, prior to the Closing arising out of the sale, purchase, termination, cancellation, expiration, redemption or conversion of any such securities or (d) any and all Liabilities for Taxes in connection with or arising out of the Company’s assets, employees (including pursuant to Section 409A of the Code), securities, activities or business on or prior to the Closing Date.

7.3 Reserved.

7.4 Indemnification Procedures.

(a) In order to make a claim for indemnification hereunder, an Indemnified Party must provide written notice (a “Claim Notice”) of such claim to the Indemnifying Party. The Claim Notice shall include (x) a reasonable description of the facts and circumstances which relate to the subject matter of such indemnification claim to the extent then known and (u) the amount of Losses suffered by the Indemnified Party in connection with the claim to the extent known or reasonably estimable.

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(b) In the case of any claim for indemnification under this Article VII arising from a claim of a third party (including any Governmental Authority) (a “Third Party Claim”), the Indemnified Party must give a Claim Notice with respect to such Third Party Claim to the Indemnifying Party promptly (but in no event later than thirty (30) days) after the Indemnified Party’s receipt of notice of such Third Party Claim; provided, that the failure to give such notice will not relieve the Indemnifying Party of its indemnification obligations except to the extent that the defense of such Third Party Claim is materially and irrevocably prejudiced by the failure to give such notice. The Indemnifying Party will have the right to defend and to direct the defense against any such Third Party Claim in its name and at its expense, and with counsel selected by the Indemnifying Party, unless (i) the Indemnifying Party fails to acknowledge fully to the Indemnified Party the obligations of the Indemnifying Party to the Indemnified Party within twenty (20) days after receiving notice of such Third Party Claim or contests, in whole or in part, its indemnification obligations therefor or (ii) at any time while such Third Party Claim is pending, (A) the applicable third party alleges a Fraud Claim, or (B) such claim is criminal in nature, could reasonably be expected to lead to criminal proceedings, or seeks an injunction or other equitable relief against the Indemnified Party. If Indemnifying Party elects, and is entitled, to compromise or defend such Third Party Claim, it will within twenty (20) days (or sooner, if the nature of the Third Party Claim so requires) notify the Indemnified Party of its intent to do so, and the Indemnified Party will, at the Indemnifying Party’s expense, cooperate in the defense of such Third Party Claim. If Indemnifying Party elects not to, or at any time is not entitled under this Section 7.4 to, compromise or defend such Third Party Claim, fails to notify the Indemnified Party of its election as herein provided or refuses to acknowledge or contests its obligation to indemnify under this Agreement, the Indemnified Party may pay, compromise or defend such Third Party Claim. Notwithstanding anything to the contrary contained herein, the Indemnifying Party will have no indemnification obligations with respect to any such Third Party Claim which is settled by the Indemnified Party without the prior written consent of the Indemnifying Party (which consent will not be unreasonably withheld, delayed or conditioned); provided, however, that notwithstanding the foregoing, the Indemnified Party will not be required to refrain from paying any Third Party Claim which has matured by a final, non-appealable Order, nor will it be required to refrain from paying any Third Party Claim where the delay in paying such claim would result in the foreclosure of a Lien upon any of the property or assets then held by the Indemnified Party or where any delay in payment would cause the Indemnified Party material economic loss. The Indemnifying Party’s right to direct the defense will include the right to compromise or enter into an agreement settling any Third Party Claim; provided, that no such compromise or settlement will obligate the Indemnified Party to agree to any settlement that that requires the taking or restriction of any action (including the payment of money and competition restrictions) by the Indemnified Party other than the execution of a release for such Third Party Claim and/or agreeing to be subject to customary confidentiality obligations in connection therewith, except with the prior written consent of the Indemnified Party (such consent to be withheld, conditioned or delayed only for a good faith reason). Notwithstanding the Indemnifying Party’s right to compromise or settle in accordance with the immediately preceding sentence, the Indemnifying Party may not settle or compromise any Third Party Claim over the objection of the Indemnified Party; provided, however, that consent by the Indemnified Party to settlement or compromise will not be unreasonably withheld, delayed or conditioned. The Indemnified Party will have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to direct the defense.

(c) With respect to any direct indemnification claim that is not a Third Party Claim, the Indemnifying Party will have a period of thirty (30) days after receipt of the Claim Notice to respond thereto. If the Indemnifying Party does not respond within such thirty (30) days, the Indemnifying Party will be deemed to have accepted responsibility for the Losses set forth in such Claim and will have no further right to contest the validity of such Claim Notice. If the Indemnifying Party responds within such thirty (30) days and rejects such claim in whole or in part, the Indemnified Party will be free to pursue such remedies as may be available under this Agreement, any Ancillary Documents or applicable Law.

7.5 Exclusive Remedy. From and after the Closing, except with respect to Fraud Claims or claims seeking injunctions, specific performance or other equitable relief (including pursuant to Section 8.6), or indemnification pursuant to this Article VII shall be the sole and exclusive remedy for the Parties with respect to matters arising under this Agreement of any kind or nature, including for any misrepresentation or breach of any warranty, covenant, or other provision contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement or otherwise relating to the subject matter of this Agreement, including the negotiation and discussion thereof.

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Article VIII
MISCELLANEOUS

8.1 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to the Sellers to: Inderjit Aujala 6737 121A Street Surrey, British Columbia, Canada V3W 1G7 Telephone No.: (604) 398-4786 Email: inderjit.aujala1@gmail.com

If to Purchaser to: H. Charles Tapalian 44 Davis Street Seekonk, Massachusetts 02771 Telephone No.: (401)- 447-0847 Email: uriuconn@aol.com with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attention: Barry I. Grossman, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300\

Email: bigrossman@egsllp.com

8.2 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of the other Parties hereto and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

8.3 Third Parties. Except for the indemnification rights of the Indemnified Parties set forth herein, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

8.4 Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of Laws principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court thereof) (the “Specified Courts”). Each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 8.1. Nothing in this Section 8.4 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

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8.5 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.

8.6 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at Law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at Law or in equity.

8.7 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

8.8 Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by each of the Parties hereto.

8.9 Waiver. The Purchaser on behalf of itself and its Affiliates, the Sellers on behalf of itself and its Affiliates, may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (ii) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

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8.10 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein, including without limitation the Term Sheet.

8.11 Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

8.12 Fees and Expenses. Except as provided otherwise in this Agreement, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of this Agreement.

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Article IX
DEFINITIONS

9.1 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“Accounting Principles” means in accordance with GAAP as in effect at the date of the financial statement to which it refers or if there is no such financial statement, then as of the Closing Date, using and applying the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, elections, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Company in the preparation of the latest audited Financial Statements. In any event, the Accounting Principles (i) shall not include any purchase accounting or other adjustment arising out of the consummation of the transactions contemplated by this Agreement, (ii) shall be based on facts and circumstances as they exist at or prior to the Closing and shall exclude the effect of any act, decision or event occurring after the Closing and (iii) shall follow the defined terms contained in this Agreement.

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

“Ancillary Document” means, any other agreements, instruments and documents required to be delivered pursuant to this Agreement.

“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, employment or consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee of such Person, or with respect to which such Person has any Liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.

“Confidential Information” means all confidential or proprietary documents and information concerning any Party or any of its Representatives; provided, however, that the Confidential Information shall not include any information which, (i) at the time of disclosure is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Purchaser Confidential Information.

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“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing, a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (the “10% Owner”) (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a 10% Owner) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Fraud Claim” means any claim based in whole or in part upon fraud, willful misconduct or intentional misrepresentation.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

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“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP, (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (f) all obligations of such Person in respect of acceptances issued or created, (g) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (h) all obligations secured by an Lien on any property of such Person, (i) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (j) all obligation described in clauses (a) through (i) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: patents, trademarks, copyrights, trade secrets, internet assets, software and other intellectual property, and all licenses, sublicenses and other agreements or permissions related to the preceding property.

“IRS” means the U.S. Internal Revenue Service (or any successor Governmental Authority).

“Knowledge” means, with respect to (i) the Company, the actual knowledge of the executive officers or directors of the Company, after due inquiry or (ii) the Sellers, the actual present knowledge of the Sellers.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured and whether due or to become due), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations, prospects or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries on a timely basis to consummate the transactions contemplated by this Agreement to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, that for purposes of clause (a) above, any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) changes in GAAP or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by acts of God, terrorism, war (whether or not declared) or natural disaster; provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) - (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses.

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“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person that is an entity, its articles or certificate of incorporation or formation, bylaws, operating agreement or similar organizational documents, in each case, as amended.

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, or (e) Liens arising under this Agreement or any Ancillary Document.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“SEC” means the Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the Securities Act of 1933, as amended.

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“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of Law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered as of the date first written above.

The Purchaser:

/s/ H. Charles Tapalian
H. Charles Tapalian

The Company:

NOTES, INC.

By:	/s/ Inderjit Aujala
Name:	Inderjit Aujala
Title:	President and Chief Executive Officer

[Signature Page to Stock Purchase Agreement]

The Sellers:

/s/ Ahinthhan Anburaja
Ahinthhan Anburaja

/s/ Amrinder Atwal
Amrinder Atwal

/s/ Amrita Atwal
Amrita Atwal

/s/ Angad Virk
Angad Virk

/s/ Arjan Hothi
Arjan Hothi

/s/ Bojan Sever
Bojan Sever

/s/ Curtis Chuang
Curtis Chuang

/s/ Gurveer Sanghera
Gurveer Sanghera

/s/ Harnaik Singh Atwal
Harnaik Singh Atwal

/s/ Harneet Bedi
Harneet Bedi

/s/ Inderjit Aujala
Inderjit Aujala

/s/ Jagmeet Gill
Jagmeet Gill

/s/ Jaskaran Bassi
Jaskaran Bassi

/s/ Jayden Biln
Jayden Biln

/s/ Jayme Manhas
Jayme Manhas

/s/ Kajal Parmar
Kajal Parmar

/s/ Kuljit Aujala
Kuljit Aujala

[Signature Page to Stock Purchase Agreement]

/s/ Major Dhindsa
Major Dhindsa

/s/ Manjot Johal
Manjot Johal

/s/ Mankarn Singh Virk
Mankarn Singh Virk

/s/ Manpreet Dhindsa
Manpreet Dhindsa

/s/ Manveer Nicholas Hayer
Manveer Nicholas Hayer

/s/ Neha Shukla
Neha Shukla

/s/ Paneet Pattar
Paneet Pattar

/s/ Pramendeep Chhokar
Pramendeep Chhokar

/s/ Ryan Singh Uppal
Ryan Singh Uppal

/s/ Shane Sethi
Shane Sethi

/s/ Sonia Parmar
Sonia Parmar

/s/ Sonica Takhar
Sonica Takhar

/s/ Tiancheng Wan
Tiancheng Wan

/s/ Yee Wong
Yee Wong

[Signature Page to Stock Purchase Agreement]